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                                                                    Exhibit 99.4

                                                                           PROXY
GIANT INDUSTRIES, INC.
23773 NORTH SCOTTSDALE ROAD, SCOTTSDALE AZ 85255


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned appoints James E. Acridge, Fredric L. Holliger, A. Wayne Davenport and Morgan Gust, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock of Giant Industries, Inc. held by the undersigned on May 21, 1998, at the Special Meeting of Stockholders to be held on Friday, June 26, 1998, and at any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS.

Please mark boxes X in blue or black ink.

MERGER BETWEEN GIANT INDUSTRIES, INC. ("GIANT") AND HOLLY CORPORATION ("HOLLY"):

The Board of Directors unanimously recommends a vote FOR each of the proposals listed below. You may vote on each proposal individually, or you may vote on all proposals as a group as described below. More detailed information concerning each of the proposals is provided in the Joint Proxy
Statement/Prospectus of Giant and Holly, dated May    , 1998.

1. Approval of Proposals 2, 3, 4, and 5 below relating to the merger (the "Merger") of Holly with and into Giant (a vote "for" or "against" or an "abstain" on this Proposal 1 is a vote "for" or "against" or an "abstain" on each of the Proposals 2, 3, 4, and 5 below).

   / / FOR    / / AGAINST    / / ABSTAIN

                   IF YOU MARKED ANY BOX ON PROPOSAL 1 ABOVE
              DO NOT MARK ANY BOX ON PROPOSALS 2, 3, 4 OR 5 BELOW.

  If you marked any box on Proposal 1 above and also mark any box on Proposals 2, 3, 4 or 5 below, your vote on Proposal 2, 3, 4 or 5 below will, to the extent inconsistent with your vote on Proposal 1, take precedence over your vote on Proposal 1.


2. Approval of the Merger, the Agreement and Plan of Merger, dated April 14, 1998 (the "Merger Agreement") and the transactions contemplated thereby.

   / / FOR    / / AGAINST    / / ABSTAIN

3. Approval of the proposal to amend and restate Giant's certificate of incorporation in its entirety.

   / / FOR    / / AGAINST    / / ABSTAIN

4. Approval of the proposal to amend and restate Giant's bylaws in their entirety.

   / / FOR    / / AGAINST    / / ABSTAIN

5. Approval of the proposal to issue authorized but unissued Common Stock of Giant in accordance with the terms of the Merger Agreement.

   / / FOR    / / AGAINST    / / ABSTAIN

GIANT 1998 STOCK INCENTIVE PLAN:

The Board of Directors unanimously recommends a vote FOR the proposal listed below. More detailed information concerning the proposal is provided in the
Joint Proxy Statement/Prospectus of Giant and Holly, dated           , 1998.

6. Approval of the proposal to adopt the Giant 1998 Stock Incentive Plan.

   / / FOR    / / AGAINST    / / ABSTAIN
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                              Please sign exactly as name appears at left. When
                              shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Date _______________________________________, 1998

                              Signature ________________________________________

                              Signature if held jointly ________________________

(Please mark, sign, date and return this Proxy promptly using the enclosed envelope.)